UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	36-4996461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E Catawba Street Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2024, Austin D. Devaney transitioned from his position as Executive Vice President and Chief Commercial Officer of Piedmont Lithium Inc. (the “Company”) to a consulting role as Senior Commercial Advisor. Mr. Devaney will continue to be integrally involved in the Company’s commercial strategy and in several of the Company’s most important commercial relationships, working in an advisory capacity while he pursues other professional and personal interests.

In connection with the transition, Mr. Devaney and the Company entered into a separation agreement and general release of claims on April 2, 2024 (the “Separation Agreement”). In consideration for a fulsome release of claims in favor of the Company and its affiliates, the Separation Agreement provides for the separation payments and benefits set forth under Mr. Devaney’s employment agreement for a resignation for good reason, as well as payment of the remaining installments of Mr. Devaney’s 2023 annual bonus. In addition, effective April 1, 2024, the Company and Li7Charged LLC, an entity owned and operated by Mr. Devaney (the “Consultant”), entered into a consulting agreement pursuant to which the Consultant will provide services relating to the development and implementation of commercial strategies through March 31, 2025 (the “Consulting Agreement”). The term of the Consulting Agreement may be terminated earlier by either party or may be extended by mutual agreement of the parties. Under the Consulting Agreement, the Consultant will receive consulting fees of $10,000 per month.

The foregoing summaries of the Separation Agreement and the Consulting Agreement do not purport to be complete descriptions of the Separation Agreement and the Consulting Agreement and are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release of Claims between Piedmont Lithium Inc. and Austin D. Devaney, dated April 2, 2024.
10.2	Consulting Agreement between Piedmont Lithium Inc. and Li7Charged LLC, dated April 1, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: April 4, 2024		/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer